UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 26, 1998



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events

         On February 26, 1998, Farm Family Holdings, Inc. issued a press release announcing the company's operating results for the three months and the year ended December 31, 1997.

Item 7.  Financial Statements and Exhibits


The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99 - Press Release


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      FARM FAMILY HOLDINGS, INC.
                                                             (Registrant)




    February 26, 1998         /s/ Philip P. Weber
--------------------------   ---------------------------------------------------
          (Date)                               Philip P. Weber
                                              President and CEO

Exhibit 99
                                                                    News Release





FOR IMMEDIATE RELEASE

CONTACT:    Timothy A. Walsh
            Executive Vice President -  Finance & Treasurer
            (518) 431-5410

Farm Family Holdings Reports Continued Premium Growth and Record Operating Income; Board Approves Exercise of Option to Acquire Farm Family Life Insurance Company

Glenmont,  New York - February 26, 1998 - - Farm Family  Holdings,  Inc.  (NYSE:
FFH) today announced that operating income for the fourth quarter ended December 31, 1997 increased 53.2% to $4,309,000 from $2,813,000 for the same period in 1996. On a per share basis, operating earnings for the fourth quarter of 1997 were $0.81 compared to $0.54 for the same period in 1996.

Operating income for the year ended December 31, 1997 increased to $14,990,000 from $9,648,000 for the same period in 1996. On a per share basis, operating income for the year ended December 31, 1997 was $2.84 compared to $2.42 for the same period in 1996. Operating income excludes the impact of realized investment gains (losses), extraordinary items, non-recurring charges, and the related taxes thereon.

The increase in operating income for the fourth quarter and year ended December 31, 1997 was primarily attributable to increased premium revenue and net investment income, reductions in weather-related losses, and the results of the Company's continuing expense management program.

Philip P. Weber, President & CEO of Farm Family Holdings, said, "1997 was an outstanding year for Farm Family. We continued to expand our penetration into the northeastern agribusiness, rural and suburban markets which we serve. Our focus on and commitment to this market has enabled us to increase direct writings of all of our primary products throughout 1997. Additionally, reductions in weather-related losses and our expense management initiatives have favorably impacted our 1997 operating results."

Premiums

Premium revenue increased 18.1% to $40,029,000 for the fourth quarter of 1997 compared to $33,899,000 for the same period in 1996. For the year ended December 31, 1997, premium revenue increased 14.1% to $149,220,000 compared to $130,780,000 for the same period in 1996.


                                   ***MORE***

The increase in premium revenue for the year ended December 31, 1997 was primarily attributable to an increase of $18,194,000 in premium revenue from our direct writings and a $5,416,000 increase in revenue from the Company's voluntary assumed reinsurance business. These increases were partially offset by an increase in premiums ceded to reinsurers. From a product perspective, the growth in premium revenue from our direct writings was derived primarily from the Company's personal and commercial automobile, Special Farm Package, businessowners, workers' compensation, and homeowners products. Geographically, the increase in premium revenue from direct writings came primarily from New Jersey, as well as, New York, Massachusetts, Connecticut, West Virginia, Delaware, and Rhode Island.

Net written premiums increased 19.6% to $37,740,000 for the fourth quarter of 1997 compared to $31,563,000 for the same period in 1996. For the year ended December 31, 1997, net written premiums increased 19.0% to $159,245,000 compared to $133,844,000 for the same period in 1996. The increase in net written premiums for the year ended December 31, 1997 was primarily attributable to an increase of $22,299,000 in direct writings and a $8,415,000 increase in the Company's voluntary assumed reinsurance business. These increases were partially offset by an increase in premiums ceded to reinsurers that is directly tied to the increase in the Company's voluntary writings. Direct writings for 1997 increased primarily as a result of an increase in writings of all of the Company's primary products and to a lesser extent as a result of assigned risk automobile business in New Jersey and our re-entry into the Massachusetts workers compensation market. Geographically, direct writings in New Jersey accounted for $11,324,000, or 50.8%, of the increase in direct writings during 1997.

Mr. Weber said, "The fastest rate of growth occurred in New Jersey during 1997 which significantly contributed to the increase in our direct writings. Direct writings in New York increased by $5,012,000 or 8.9% during 1997. In addition, direct writings from the agribusiness and rural and suburban markets in Connecticut, Delaware, Massachusetts, Rhode Island, and West Virginia all increased by more than 11% during 1997."

Combined Ratio

Farm Family Casualty Insurance Company's statutory combined ratio was 94.0% for the fourth quarter of 1997 compared to 98.7% for the same period in 1996. The statutory combined ratio for the year ended December 31, 1997 was 95.6% compared to 100.7% for the same period in 1996. Loss and loss adjustment expenses were 69.2% of premium revenue for the year ended December 31, 1997 compared to 72.6% for the same period in 1996. The reduction in the loss and loss adjustment expense ratio was primarily attributable to a reduction in weather-related losses incurred during 1997 as compared to the same period in 1996.

Net Investment Income

Net investment income for the fourth quarter of 1997 was $4,548,000 compared to $4,317,000 for the same period in 1996. For the year ended December 31, 1997, net investment income was $18,077,000 compared to $15,952,000 for the same period in 1996. The increase in net investment income was primarily attributable to the investment of available operating cash flows.

                                   ***MORE***

Net Income

Net income for the fourth quarter of 1997 increased to $4,151,000 compared to $1,649,000 for the same period in 1996. On a per share basis, net income for the fourth quarter of 1997 was $0.78 compared to $0.31 for the same period in 1996. During the fourth quarter of 1996, net income included a nonrecurring charge of $765,000, net of tax, related to the Company's voluntary early retirement program.

Net income for the year ended December 31, 1997 increased to $18,504,000 compared to $6,924,000 for the same period in 1996. On a per share basis, net income for the year ended December 31, 1997 was $3.51 compared to $1.74 for the same period in 1996. Net income for the year ended December 31, 1997 included net realized investment gains of $5,406,000 compared to a net realized investment loss of $640,000 during 1996. The results for the year ended December 31, 1996 included abnormally high weather related losses incurred in the first quarter of 1996, nonrecurring charges of $765,000, net of tax, related to the Company's voluntary early retirement program, and $1,543,000 related to the conversion of Farm Family Casualty from a mutual company to a stockholder owned company.

Surplus Note Redemption

At December 31, 1997, Farm Family Casualty had outstanding debt of $1.3 million consisting of surplus notes. The surplus notes bear interest at the rate of eight percent per annum, have no maturity date, and principal and interest are repayable only with the approval of the Insurance Department of the State of New York. Farm Family Casualty has received conditional approval from the Insurance Department of the State of New York to redeem all of the surplus notes, and plans to do so effective April 1, 1998.

Approval to Exercise Option to Acquire Farm Family Life

Today, the Company's Board of Directors approved the exercise of the Company's option to acquire Farm Family Life Insurance Company (the "Life Company") pursuant to the terms of an Amended and Restated Option Purchase Agreement (the "Amended and Restated Option Purchase Agreement") among the Company and the shareholders of the Life Company.

The Company will pay an exercise price of $37.5 million to acquire the Life Company consisting of $31.5 million of the Company's common stock and $6 million stated value of 6-1/8% of the Company's voting preferred stock. The proposed acquisition is subject to certain closing conditions, including the approval of the Company's stockholders and receipt of all required governmental approvals.

Philip P. Weber, President & CEO of the Company, said "We expect the proposed acquisition to be brought to the Farm Family shareholders for their approval in 1998 and to be slightly accretive to Farm Family's earnings during 1998. We remain focused on executing our strategy of profitable growth and creating value for our shareholders."


                                   ***MORE***

If ultimately approved by our shareholders, this acquisition will unite all the Farm Family companies under the umbrella of Farm Family Holdings, Inc. and provide additional strategic growth opportunities. For example, Farm Family Life Insurance Company and its subsidiary, United Farm Family Insurance Company, are licensed to do business in the states of Pennsylvania and Maryland and can be utilized to expand the Company's operation into those territories.

The Life Company was established in 1953 by certain Farm Bureaus(R) to provide life insurance products for Farm Bureau members principally in the Northeast. The Life Company principally sells traditional whole life, term and universal life products, in addition to single and flexible premium deferred annuities, single premium immediate annuities and disability income insurance products and operates in the same ten states as and through a common distribution system with Farm Family Casualty Insurance Company, the wholly owned subsidiary of Farm Family.

Farm Family Holdings is the parent of Farm Family Casualty Insurance Company, a specialized, regional property and casualty insurer of farms, agricultural related businesses, and residents and businesses of rural and suburban communities.

---------------------------------
Safe Harbor Statement under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements with respect to the Company's potential acquisition of Farm Family Life, the impact of the potential acquisition of Farm Family Life on the earnings and shareholder value of the Company, statements regarding expansion into the states of Pennsylvania and Maryland, statements regarding Farm Family Casualty's plans to redeem its outstanding Surplus Notes, projections of revenue, earnings, capital structure and other financial items, statements of the plans and objectives of the Company or its management, statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the results of operations of the Company and Farm Family Life, fluctuations in the market value of shares of the Company's common stock, the satisfaction of the closing conditions set forth in the Amended and Restated Option Purchase Agreement (which conditions include, but are not limited to, the approval of the Company's shareholders and receipt of all required governmental approvals), the risks associated with the legislative, regulatory and competitive environments in the states of Pennsylvania and Maryland, which may delay, prohibit, or otherwise make the Company's expansion into these states undesirable, the recision of the New York Insurance Department's conditional approval to redeem Farm Family Casualty's Surplus Notes, exposure to catastrophic loss, geographic concentration of loss exposure, general economic conditions and conditions

                                   ***MORE***
specific to the property and casualty insurance industry, including its cyclical nature, regulatory changes and conditions, rating agency policies and practices, competitive factors, claims development and the impact thereof on loss reserves and the Company's reserving policy, the adequacy of the Company's reinsurance programs, developments in the securities markets and the impact thereof on the Company's investment portfolio and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including the Form 10-K filed for the fiscal year ended December 31, 1996 and the Prospectus dated July 22, 1996. Accordingly, there can be no assurance that actual results will conform to the forward-looking statements in this press release.






                                   ***More***



                  FARM FAMILY HOLDINGS, INC.
         Condensed Consolidated Statements of Income
            ($ in thousands except per share date)

                                                                  Three Months Ended         Year Ended
                                                                      December 31,           December 31,
                                                                    1997       1996        1997       1996
                                                                    ----       ----        ----       ----
Revenues:
   Premiums                                                        $40,029    $33,899    $149,220   $130,780
   Net investment income                                             4,548      4,317      18,077     15,952
   Realized investment gains (losses), net                           (243)      (615)       5,406      (640)
   Other income                                                        301        216       1,020        905
                                                               ----------------------------------------------
         Total Revenues                                             44,635     37,817     173,723    146,997
                                                               ----------------------------------------------

Losses and Expenses:
   Losses and loss adjustment expenses                              26,880     23,135     103,301     94,977
   Underwriting expenses                                            10,985     11,073      41,787     38,160
   Early retirement program expense                                      -      1,177           -      1,177
   Interest expense                                                     25         26         102        167
   Dividends to policyholders                                          105        217         282        373
                                                               ----------------------------------------------
         Total Losses and Expenses                                  37,995     35,628     145,472    134,854
                                                               ----------------------------------------------

Income before federal income tax expense and extraordinary
     item                                                            6,640      2,189      28,251     12,143

Federal income tax expense                                           2,489        540       9,747      3,676

                                                               ----------------------------------------------
Income before extraordinary item                                     4,151      1,649      18,504      8,467

Extraordinary item - demutualization expenses                            -          -           -      1,543

                                                               ----------------------------------------------
         Net Income                                                 $4,151     $1,649     $18,504     $6,924
                                                               ----------------------------------------------

Operating Income (1)                                                $4,309     $2,813     $14,990     $9,648
                                                               ----------------------------------------------

Per share data:
    Net income per share-Diluted                                     $0.78      $0.31       $3.51      $1.74
                                                               ----------------------------------------------

    Net operating income per share-Diluted (1)                       $0.81      $0.54       $2.84      $2.42
                                                               ----------------------------------------------

    Weighted average shares outstanding (2)                      5,290,569  5,253,813   5,270,947  3,979,115
                                                               ----------------------------------------------

(1) Operating income excludes the impact of realized investment gains (losses), extraordinary items, nonrecurring charges, and the related taxes thereon.

(2) Gives effect to the allocation of 3,000,000 shares to eligible policyholders on July 26, 1996 pursuant to Farm Family Casualty Insurance Company's conversion from a mutual company to a stockholder owned company.

                                   ***MORE***




                          FARM FAMILY HOLDINGS, INC.
                     Condensed Consolidated Balance Sheets
                                ($ in thousands)
                                                                                      12/31/97         12/31/96
                                                                                      --------         --------
Assets:
    Investments                                                                       $280,431         $244,704
    Cash                                                                                 5,841            4,110
    Insurance receivables                                                               40,484           33,406
    Deferred acquisition costs                                                          12,613           10,682
    Accrued investment income                                                            5,408            4,861
    Other assets                                                                        23,501           21,649
                                                                                --------------------------------
         Total Assets                                                                 $368,278         $319,412
                                                                                --------------------------------


Liabilities:
    Reserves for losses and loss adjustment expenses                                   156,622          141,220
    Unearned premium reserve                                                            66,069           55,945
    Debt                                                                                 1,268            1,304
    Other liabilities                                                                   14,392           10,202
                                                                                --------------------------------
         Total Liabilities                                                             238,351          208,671
                                                                                --------------------------------


Stockholders' equity                                                                   129,927          110,741
                                                                                --------------------------------
         Total Liabilities and Stockholders' Equity                                   $368,278         $319,412
                                                                                --------------------------------

Book Value Per Share                                                                    $24.73           $21.08
                                                                                --------------------------------

Book Value Per Share  (excluding SFAS 115 adjustment)                                   $23.32           $19.80
                                                                                --------------------------------

Shares Outstanding                                                                   5,253,813        5,253,813
                                                                                --------------------------------



                                    ***END***